THEODORE B. STOLMAN (State Bar No. 52099),
JEFFREY A. RESLER (State Bar No. 152674), and
CHRISTINE M. PAJAK (State Bar No. 217173), Members of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
1901 Avenue of the Stars, 12th Floor
Los Angeles, California 90067
Telephone:  (310) 228-5600
Facsimile:  (310) 228-5788

Reorganization Counsel for
Debtors and Debtors in Possession

Debtors' Mailing Address:
-------------------------
840 Apollo Street, Suite 209
El Segundo, CA 90245


                         UNITED STATES BANKRUPTCY COURT
                         CENTRAL DISTRICT OF CALIFORNIA
                              LOS ANGELES DIVISION
In re                                               )   Case No. LA 03-18788-BB
                                                    )
BOTANICALS INTERNATIONAL EXTRACTS, INC., a Delaware )   Chapter 11
corporation; HAUSER, INC., a Delaware corporation;  )
HAUSER TECHNICAL SERVICES, INC., a Delaware         )   (Administratively Consolidated with Case Nos. LA
corporation; and ZETAPHARM, INC., a New York        )   03-18795-BB; LA 03-18798-BB; and LA 03-18802-BB)
corporation, d/b/a BI Nutraceuticals                )
                                                    )   [This Pleading Applies To
                                                    )    All Cases]
                           Debtors.                 )
                                                    )   DEBTORS' JOINT CHAPTER 11
                                                    )   PLAN OF REORGANIZATION
Tax Identification:                                 )
                                                    )
No. 33-0842532                                      )   Confirmation Hearing
                                                    )   --------------------
[BOTANICALS INTERNATIONAL                           )
EXTRACTS, INC.]                                     )
                                                    )   Date:  [To Be Set By Court]
No. 84-0926801                                      )   Time:  [To Be Set By Court]
[Hauser, Inc.]                                      )   Place: Courtroom 1475
                                                    )          255 E. Temple Street
No. 84-1522704                                      )          Los Angeles, California
[HAUSER TECHNICAL SERVICES, INC.]                   )
                                                    )
No. 13-2894767                                      )
[ZETAPHARM, INC.]                                   )
                                                    )
-----------------------------------------------------

                                   DISCLAIMER
                                   ----------


THIS DOCUMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS ARE NOT AT THIS TIME SOLICITING ACCEPTANCES OR REJECTIONS OF THE PLAN SET FORTH HEREIN. THE BANKRUPTCY COURT HAS NOT APPROVED A DISCLOSURE STATEMENT TO ACCOMPANY THIS DOCUMENT. THE SOLICITATION OF ACCEPTANCES AND REJECTIONS OF THIS PLAN OF REORGANIZATION WILL ONLY OCCUR AFTER THE BANKRUPTCY COURT APPROVES A, AND IN CONJUNCTION WITH AN APPROVED, DISCLOSURE STATEMENT.

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

I.     DEFINITIONS AND RULES OF CONSTRUCTION...................................1

       A. Defined Terms........................................................1

       B. Other Terms.........................................................18

       C. Plan Documents Supplement...........................................19

       D. Exhibits............................................................20

       E. Plan Summary - Different Plan Treatment.............................20

II.    CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS............21

       A. Summary.............................................................21

       B. Plan Treatment......................................................22

       C. Unclassified Claims.................................................23

          1.  Administrative Expenses.........................................23

          2.  Priority Tax Claims.............................................24

       D. Classified Claims And Interests.....................................26

          1.  Class 1: Other Priority Claims..................................26

          2.  Class 2: Wells Fargo Claim......................................26

          3.  Class 3: Other Secured Claims...................................27

          4.  Class 4:  Hauser Park Property Tax Claim........................28

          5.  Class 5: General Unsecured Claims...............................28

          6.  Class 6: Convenience Claims.....................................31

          7.  Class 7: Zuellig Claims.........................................32

          8.  Class 8: Zatpack Claims.........................................34

          9.  Class 9:  Subordinated Claims...................................35

          10. Class 10: Equity Interests......................................36

III.   ACCEPTANCE OR REJECTION OF THE PLAN....................................38

       A. Voting Classes......................................................38

       B. Voting Rights of Holders of Disputed Claims.........................38

       C. Acceptance by Impaired Classes......................................38

       D. Presumed Acceptance of Plan.........................................39

       E. Nonconsensual Confirmation..........................................39

       F. Preferences of General Unsecured Creditors..........................39

IV.    IMPLEMENTATION OF THE PLAN.............................................40

Plan Structure A..............................................................40

       A. Substantive Consolidation/Effect....................................40

       B. Joint Liability/Duplicate Claims....................................40

       C. Dissolution of HTS and ZetaPharm....................................41

       D. Revesting and Vesting Of Assets.....................................41

       E. U.S. Trustee Fees...................................................42

       F. Issuance and Execution of Plan Related Documents....................42

       G. Amended and Restated Certificates of Incorporation and Amended
          and Restated Bylaws.................................................43

       H. Management of the Reorganized Debtors...............................43

       I. Corporate Action....................................................44

       J. Method of Distribution Under the Plan...............................45

          1.  In General......................................................45

          2.  Reserve for Disputed Claims and Estimated/Disputed
              Administrative Expenses.........................................45

          3.  Manner of Payment Under the Plan................................46

          4.  Manner of Distribution of Other Property........................46

          5.  Setoffs.........................................................46

          6.  Distribution of Unclaimed Property..............................47

          7.  De Minimis Distributions........................................47

          8.  Allocation of Consideration Distributed on Account of Allowed
              General Unsecured Claims........................................47

          9.  Saturday, Sunday, or Legal Holiday..............................47

       K. Allowance of Hauser Equity Interests................................48

       L. Resolution of Disputed Claims and Disputed Administrative Expenses..48

       M. Treatment of Creditors of Zuellig...................................49

Plan Structure B..............................................................49

       A. Creditor Trust Formation and Authority..............................50

       B. Creditor Trust Assets - Vesting.....................................52

       C. The Creditor Trust Trustee..........................................52

       D. Joint Liability/Duplicate Claims....................................53

       E. Dissolution of BIE, HTS and ZetaPharm...............................53

       F. Revesting Of Assets.................................................53

       G. Amended and Restated Hauser Certificate of Incorporation and Amended
          and Restated Hauser Bylaws..........................................54

       H. Management of Reorganized Hauser....................................54

       I. Corporate Action....................................................55

       J. Method of Distribution Under the Plan...............................56

          1.  In General......................................................56

          2.  Reserve for Disputed Claims and Estimated/Disputed
              Administrative Expenses.........................................56

          3.  Manner of Payment Under the Plan................................57

          4.  Setoffs.........................................................57

          5.  Distribution of Unclaimed Property..............................58

          6.  De Minimis Distributions........................................58

          7.  Record Date.....................................................58

          8.  Allocation of Consideration Distributed on Account of
              Allowed General Unsecured Claims................................58

          9.  Saturday, Sunday, or Legal Holiday..............................59

       K. Allowance of Hauser Equity Interests................................59

       L. Resolution of Disputed Claims and Disputed Administrative Expenses..59

       M. U.S. Trustee Fees...................................................60

V.     EXECUTORY CONTRACTS AND UNEXPIRED LEASES...............................61

Plan Structure A..............................................................61

       A. Assumption..........................................................61

       B. Rejection...........................................................63

Plan Structure B..............................................................64

       A. Assumption..........................................................64

       B. Rejection...........................................................66

VI.    EFFECTIVENESS OF THE PLAN..............................................67

Plan Structure A..............................................................67

       A. Conditions Precedent................................................67

       B. Notice of Effective Date............................................67

Plan Structure B..............................................................67

       A. Conditions Precedent................................................67

       B. Notice of Effective Date............................................68

VII.   RETENTION OF JURISDICTION..............................................68

VIII.  EFFECT OF CONFIRMATION/DISCHARGE/ INJUNCTION/lIMITATION OR LIABILITY...70

       A. Discharge of Debtors................................................70

       B. Injunction..........................................................72

       C. No Liability for Solicitation or Participation......................72

       D. Limitation of Liability.............................................73

IX.    MISCELLANEOUS PROVISIONS...............................................73

       A. 1146(c) Exemption...................................................73

       B. Headings............................................................74

       C. Binding Effect......................................................74

       D. Revocation or Withdrawal............................................74

          1.  Right to Revoke.................................................74

          2.  Effect of Withdrawal or Revocation..............................74

       E. Governing Law.......................................................74

       F. Withholding, Reporting, and Payment of Taxes........................75

       G. Other Documents and Actions.........................................75

       H. Modification of the Plan............................................75

       I. Notices.............................................................76

       J. Successors and Assigns..............................................76

       K. Termination of Committee............................................76

X.     REQUEST FOR CONFIRMATION...............................................77

     Hauser, Inc. ("Hauser), Botanicals International Extracts, Inc. ("BIE"), Hauser Technical Services, Inc. ("HTS") and ZetaPharm, Inc. ("ZetaPharm"), the Debtors and Debtors in Possession in these jointly administered chapter 11 bankruptcy cases (the "Chapter 11 Cases") propose the following joint chapter 11 plan of reorganization (the "Plan") pursuant to section 1121(a) of Title 11 of the United States Code (the "Bankruptcy Code"). On April 1, 2003, the Debtors commenced their Chapter 11 Cases by filing voluntary petitions under chapter 11 of the Bankruptcy Code. Sent to you in the same envelope as this document is the Disclosure Statement that has been approved by the Court and that is provided to help you understand the Plan.

     The Disclosure Statement for the Plan contains a summary of the Plan and discusses the Debtors' history, businesses, and assets. All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. No solicitation materials, other than the Disclosure Statement, the exhibits attached thereto or referenced therein, and the related materials transmitted therewith, have been approved by the Court for use in soliciting acceptances or rejections of the Plan.

                                       I.

                      DEFINITIONS AND RULES OF CONSTRUCTION

A. Defined Terms.

     As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires (such meanings to be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined):

     1. "Administrative Expense" means any cost or expense of administration of the Chapter 11 Cases allowed under Bankruptcy Code sections 503(b) and 507(a)(1), including, without limitation, any actual and necessary postpetition expenses of preserving the Estates, any actual and necessary postpetition expenses of operating the businesses of the Debtors in Possession, all compensation or reimbursement of expenses to the extent allowed by the Court under Bankruptcy Code sections 330, 331, or 503, and any fees or charges assessed against the Estates under 1930 of title 28 of the United States Code.

     2. "Administrative Expense Reserve" means the reserve created on the Effective Date with sufficient Cash to pay all estimated Administrative Expenses and Disputed Administrative Expenses pending their allowance or disallowance as Allowed Administrative Expenses.

     3. "Allowed Administrative Expense" means all or that portion of an Administrative Expense which has been allowed pursuant to a Final Order.

     4. "Allowed Class __ Claim" or "Allowed Class __ Equity Interest" means an Allowed Claim or Allowed Equity Interest, respectively, classified in the specified Class.

     5. "Allowed Claim" or "Allowed Equity Interest" means, respectively, except as otherwise allowed or provided for in the Plan, a Claim or an Equity Interest, proof of which was timely and properly filed or, if no proof of claim or proof of interest was filed, which has been or hereafter is listed by the Debtors on their Schedules as liquidated in amount and not disputed or contingent, and, in either case, as to which no objection to the allowance thereof has been interposed on or before the later of: (a) the one hundred and twentieth (120th) day after the Effective Date, or (b) the ninetieth (90th) day after proof of such Claim or Equity Interest is filed, or (c) such other applicable period of limitation as may be fixed or extended by the Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder. Unless otherwise specified herein or by order of the Court, an "Allowed Claim" shall not include interest on such Claim accruing after the Petition Date.

     6. "Amended and Restated BIE Bylaws" means the Amended and Restated Bylaws of Reorganized BIE which shall be substantially in the form set forth in the Plan Documents Supplement. (Plan Structure A)

     7. "Amended and Restated BIE Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of Reorganized BIE which shall be substantially in the form set forth in the Plan Documents Supplement. (Plan Structure A)

     8. "Amended and Restated Bylaws" means the Amended and Restated Bylaws of Reorganized Hauser and the Amended and Restated Bylaws of Reorganized BIE. (Plan Structure A)

     9. "Amended and Restated Certificates of Incorporation" means the Amended and Restated Certificate of

Incorporation of Reorganized Hauser and the Amended and Restated Certificate of Incorporation of Reorganized BIE. (Plan Structure A)

     10. "Amended and Restated Hauser Bylaws" means the Amended and Restated Bylaws of Reorganized Hauser which shall be substantially in the form set forth in the Plan Documents Supplement.

     11. "Amended and Restated Hauser Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of Reorganized Hauser which shall be substantially in the form set forth in the Plan Documents Supplement.

     12. "Avoidance Actions" means all of the Debtors' and the Estates' rights and claims under Bankruptcy Code sections 541 through 558, inclusive, whether or not an action is initiated on or before the Effective Date.

     13. "Ballot" means the forms of ballots approved by the Court for voting on the Plan.

     14. "Bankruptcy Code" means Title I of the Bankruptcy Reform Act of 1978, as amended, set forth in sections 101 et seq. of title 11 of the United States Code.

     15. "Bankruptcy Rules" means, collectively, (a) the Federal Rules of Bankruptcy Procedure, as amended from time to time, and (b) the Local Bankruptcy Rules applicable to cases pending before the Court, as now in effect or hereafter amended.

     16. "BIE" means Botanicals International Extracts, Inc., a Delaware corporation.

     17. "BIE Equity Interests" means the equity interests in BIE represented by its shares of common stock.

     18. "BIE Sale" means the sale of the assets of BIE on substantially the terms set forth in the Proposed Asset Purchase Agreement. (Plan Structure B)

     19. "Business Day" means any day which is not a Saturday, a Sunday, or a "legal holiday," as defined in Bankruptcy Rule 9006(a).

     20. "Cash" means cash or cash equivalents.

     21. "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code, commenced by the Debtors on the Petition Date, and jointly administered under Case No. LA 03-18788-BB.

     22. "Claim" means (a) any right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

     23. "Claims Distribution Reserve" means the reserve to be created by the Disbursing Agent or the Creditors Trust Trustee, as the case may be, on account of Disputed Claims in accordance with Section IV.

     24. "Class" means a group of Claims or Equity Interests classified together in a class designated in Section II.D.

     25. "Committee" means the Official Committee of Unsecured Creditors as appointed by the U.S. Trustee pursuant to Bankruptcy Code section 1102 to serve in these Chapter 11 Cases.

     26. "Confirmation Date" means the date on which the Clerk of the Court enters the Confirmation Order on its docket.

     27. "Confirmation Hearing" means the hearing before the Court to consider the confirmation of the Plan pursuant to Bankruptcy Code section 1128(a).

     28. "Confirmation Order" means the order of the Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

     29. "Convenience Claim" means an Unsecured Claim, other than Administrative Expenses, Priority Tax Claims, and Other Priority Claims, in the amount of $250 or less, after aggregation of all of such Unsecured Claims asserted by any holder of such Claims.

     30. "Court" means the United States District Court for the Central District of California, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code; or, in the event such court ceases to exercise jurisdiction over the Chapter 11 Cases, such court or unit thereof that exercises jurisdiction over the Chapter 11 Cases in lieu thereof.

     31. "Creditor Trust" means the trust to be formed under the Plan pursuant to the Creditor Trust Agreement for the benefit of the holders of Allowed Claims in Class 5 to hold and liquidate all of the remaining assets of the Debtors' Estates, except the Polycosanol Transaction and any NOLs, to pursue and prosecute, as representative of the Estates, all Litigation Claims and to distribute the proceeds and recoveries received therefrom to the beneficiaries of the Creditor Trust. (Plan Structure B)

     32. "Creditor Trust Agreement" means the Trust Agreement which establishes the Creditor Trust. (Plan Structure B)

     33. "Creditor Trust Assets" means those assets to be transferred or assigned to the Creditor Trust on the Effective Date of the Plan, free and clear of any liens or claims that might otherwise have existed in favor of any party, consisting of all Litigations Claims and all other assets and property of the Estates, except the Polycosanol Transaction and any NOLs, existing on the Effective Date, which could include the assets related to the Rosemary Business and the Real Property Assets, minus any Cash needed to make the payments required to be made on the Effective Date or needed to fund the reserves needed to be established on the Effective Date. (Plan Structure B)

     34. "Creditor Trust Trustee" means the trustee of the Creditor Trust having the powers and responsibilities set forth in the Creditor Trust Agreement or any of his or her successors appointed pursuant to the Creditor Trust Agreement. (Plan Structure B)

     35. "Creditors Note" means the promissory note to be given to each holder of an Allowed Class 5 Claim on the

Effective Date, in substantially the form set forth in the Plan Documents Supplement, and which will have the following terms:

          (a) Term - Three years from the Effective Date.

          (b) Interest - 5% per annum.

          (c) Payment - Full amortization over the three year term. Equal quarterly payments of principal and interest, commencing three months after the Effective Date. Principal amount due in full at the end of the term or upon the sale of Hauser or BIE.

          (d) Prepayment - At any time, in whole or in part, by the Reorganized Debtors without premium or penalty. (Plan Structure A)

     36. "CRO" means the Hauser Contract Research division of HTS.

     37. "Cure Payment" means the amount, if any, that the Debtors must tender on the Effective Date in order to provide compensation in accordance with Bankruptcy Code sections 365(b)(1)(A) and (B) in order to assume an unexpired lease or an executory contract as described in further detail in Section V.

     38. "Debtors" means Hauser, BIE, HTS and ZetaPharm.

     39. "Debtor in Possession" means the Debtors when acting in the capacity of representatives of their respective Estates in the Chapter 11 Cases.

     40. "Deferred Payment Tax Claim" means those Priority Tax Claims identified on Exhibit "B" hereto, if any, that will be paid over time.

     41. "Disbursing Agent" means an entity designated by the Debtors prior to the Confirmation Hearing, which can be the Reorganized Debtors.

     42. "Disclosure Statement" means the Debtors' Disclosure Statement to accompany the Plan, as modified or amended, filed with Court.

     43. "Disclosure Statement Hearing" means the hearing before the Court to consider approval of the Disclosure Statement.

     44. "Disputed Administrative Expense" and "Disputed Claim," mean any Administrative Expense or Claim, as the case may be, (a) which is listed in the Schedules as unliquidated, disputed, contingent, and/or unknown; or (b) as to which the Debtors or any other party in interest have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order.

     45. "Effective Date" means the first Business Day (a) on which no stay of the Confirmation Order is and remains in effect, and (b) that is at least one business day after the date on which the conditions specified in Section VI.A. or Section VI.B. have been satisfied or waived.

     46. "Estate" or "Estates" means the bankruptcy estates created in these Chapter 11 Cases pursuant to Bankruptcy Code section 541.

     47. "Excess Cash" shall mean the Cash on hand as of the Effective Date of the Plan, after the payment of all amounts required to be made on the Effective Date and the funding of all reserves required to be funded on the Effective Date, minus the Working Capital Account. (Plan Structure A)

     48. "File," "Filed," "Files," or "Filing" means properly and timely filed with the Court in the Chapter 11 Cases, as reflected on the official docket of the Court for the Chapter 11 Cases, served on Persons, as such filing and service are required pursuant to the Bankruptcy Code, Bankruptcy Rules and/or order of the Court.

     49. "Final Order" means an order or judgment of the Court or other applicable court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

     50. "General Unsecured Claim" means any Claim that is not an Administrative Expense, Priority Tax Claim, Other

Priority Claim, Secured Claim, Property Tax Claim or a Claim classified in Classes 6 through 9, inclusive.

     51. "Hauser" means Hauser, Inc., a Delaware corporation.

     52. "Hauser Common Stock" means the issued and outstanding shares of common stock of Hauser prior to the Effective Date, and all rights and interests arising thereunder, and all rights to acquire Hauser Common Stock pursuant to options, warrants, agreements, contracts, plans, employee plans, or similar agreements or instruments.

     53. "Hauser Equity Interest" means any equity interest in Hauser represented by Hauser Common Stock.

     54. "HTS" means Hauser Technical Services, Inc., a Delaware corporation.

     55. "HTS Equity Interests" means the equity interests in HTS represented by its shares of common stock.

     56. "Hauser Park" means that certain real property located at 4161 Specialty Place in Longmont, Colorado and all fixtures, furniture and equipment located thereon.

     57. "Litigation Claims" means any and all causes of action, claims, obligations, suits, debts, judgments, and demands whether at law or in equity, including, without limitation all Avoidance Actions and Recovery Rights, whether or not brought as of the Effective Date, which are the property of any of the Debtors and their respective Estates, and which have not been settled or otherwise resolved by Final Order as of the Effective Date.

     58. "NOLs" means any net operating losses and net operating loss carryovers available to the Debtors under the Internal Revenue Code.

     59. "Other Priority Claim" means any Claim accorded priority in right of payment under Bankruptcy Code section 507(a), other than a Priority Tax Claim or an Administrative Expense.

     60. "Other Secured Claim" means any Secured Claim other than the Claims classified in Class 2.

     61. "Person" means any individual, corporation general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, government or any political subdivision, governmental unit, official committee appointed by the U.S. Trustee, unofficial committee of creditors, or other entity.

     62. "Petition Date" means April 1, 2003, the date on which the Debtors filed their voluntary petitions commencing the Chapter 11 Cases.

     63. "Plan" means this chapter 11 plan of reorganization, including all exhibits thereto and all documents incorporated by reference to the Plan Documents Supplement, either in their present form or as they may be altered, amended, or modified at any time prior to the Confirmation Hearing.

     64. "Plan Documents Supplement" means the compilation of the forms of certain documents referred to herein as specified in Section I.C., as amended from time to time, and which will be filed with the Court no later than ten (10) days prior to the Confirmation Hearing.

     65. "Plan Structure A" means that the Debtors pursue to conclusion the Substantive Consolidation Litigation. Means of Implementation and the treatment of certain holders of Claims and Interests are different under Plan Structure A than under Plan Structure B.

     66. "Plan Structure B" means that on or prior to the date which is two (2) days prior to the Disclosure Statement Hearing, the Debtors have reached agreement with a third party to sell the assets of BIE on substantially the terms set forth in the Proposed Asset Purchase Agreement. Means of Implementation and the treatment of holders of Claims and Interests are different under Plan Structure B than under Plan Structure A.

     67. "Polycosanol Transaction" means any transaction with a third party with respect to Hauser's polycosanol product and which shall revest in Reorganized Hauser on the Effective Date. (Plan Structure B)

     68. "Post-Confirmation Boards" means, as described in further detail in
Section IV, the three person boards that will have the general responsibility for the management and control of Reorganized Hauser and Reorganized BIE after the Effective Date.

     69. "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in Bankruptcy Code section 507(a)(8).

     70. "Professional Person" means those entities or firms who have been employed by the Debtors or the Committee pursuant to Bankruptcy Code sections 327, 1103, and/or 1106.

     71. "Proposed Asset Purchase Agreement" means the form of Asset Purchase Agreement, attached as Exhibit A hereto (as the same may be amended or modified), containing the terms pursuant to which the Debtors will agree to sell the assets of BIE to a third party, including Zuellig. (Plan Structure B)

     72. "Pro Rata," "Pro Rata Share," and "Pro Rata Basis" mean proportionately so that the ratio of (a) the amount of consideration (such as Cash) distributed on account of a particular Allowed Claim to (b) the amount of such Allowed Claim is the same as the ratio of (x) the amount of consideration distributed on account of all Allowed Claims of the Class or group of Classes in which the Allowed Claim is classified to (y) the amount of all Allowed Claims of that Class or group of Classes.

     The Pro Rata ratio or formula is illustrated as follows:

-------------------------------------      -------------------------------------
(a)  Amount of                             (x)  Total consideration
     consideration                              available for
     disributed to holder                       distribution to holders
     of Allowed Claim                           of Allowed Claims of
                                        =       that Class or group of
     --------------------------                 Classes

                                                --------------------------
-------------------------------------      -------------------------------------
(b)  Amount of such                        (y)  Amount of all Allowed
     Allowed Claim                              Claims in that Class or
                                                group of Classes
-------------------------------------      -------------------------------------

For purposes of the application of this definition, the amount of any Disputed Claim shall be the stated "face amount" of such claim unless such claim is estimated. If the Disputed Claim is estimated, the amount of such Disputed Claim shall be the estimated amount.

     73. "Real Property Assets" means Hauser Park.

     74. "Recovery Rights" means any right, claim, debt, obligation, promise, agreement or cause of action of whatever kind or nature, whether known or unknown, suspected or unsuspected, at law or in equity that the Debtors have or assert or may have or assert against third parties (collectively, "causes of action"), including, without limitation:

          (a) Zuellig Claims;

          (b) Zatpack Claims;

          (c) claims against Wells Fargo;

          (d) claims to recover outstanding accounts receivables; and

          (e) Avoidance Actions.

     75. "Reorganized BIE" means BIE on or after the Effective Date. (Plan Structure A)

     76. "Reorganized Debtors" means Reorganized Hauser and Reorganized BIE; provided that if Plan Structure B is implemented, the term Reorganized Debtors shall mean and be a reference to only Reorganized Hauser.

     77. "Reorganized Hauser" means Hauser on or after the Effective Date.

     78. "Reorganization Value" means the going concern value of the Reorganized Hauser as of the Effective Date as fixed in connection with confirmation of the Plan. (Plan Structure A)

     79. "Rosemary Business" means the business operations of Hauser related to the rosemary business, including all copyrights, trademarks and other intellectual property associated therewith.

     80. "Schedules" means the schedules of assets and liabilities and list of equity security holders filed by the Debtors as required by Bankruptcy Code section 521(1), Bankruptcy Rules 1007(a)(3) and (b)(1), and Official Bankruptcy Form No. 6, as amended from time to time.

     81. "Secured Claim" means an Allowed Claim against the Debtors to the extent of the value of any interest in property of the Estates securing such Allowed Claim, as determined by the Court pursuant to Bankruptcy Code section 506(a).

     82. "Subordinated Claims" mean any Claim that has been subordinated to the rights of holders of Allowed Claims in Class 5 pursuant to applicable nonbankruptcy law or Bankruptcy Code section 510.

     83. "Substantive Consolidation Litigation" means that certain adversary proceeding, No. AD03-01655, commenced by Hauser and BIE against Zuellig pursuant to which Hauser and BIE are seeking an order of the Court substantively consolidating the assets and business of Zuellig with the Debtors.

     84. "Unsecured Claim" means any Claim that is not a Secured Claim.

     85. "U.S. Trustee" means the Office of the United States Trustee for the Central District of California.

     86. "Wells Fargo" means Wells Fargo Bank, N.A., a national banking association.

     87. "Wells Fargo Loan Documents" means the Amended and Restated Credit Agreement dated as of December 7, 2001 (as further amended and restated) by and among the Debtors and Wells Fargo and all agreements and security documents executed in connection therewith.

     88. "Working Capital Amount" means $1,000,000. (Plan Structure A)

     89. "Zatpack" means Zatpack Inc., a company organized under the laws of the British Virgin Islands.

     90. "Zatpack Causes of Action" means any right, claim, debt, obligation, promise, agreement or cause of action of whatever kind or nature, whether known or unknown, suspected or unsuspected, at law or in equity that the Debtors have or assert or may have or assert against Zatpack, including, without limitation, objection to the Zatpack Claims, avoidance of preferential transfers received by Zatpack, subordination of the Zatpack Claims pursuant to Bankruptcy Code sections 510(a) and/or 510(c), and the right to recharacterize the Zatpack Claims as a capital contribution in Hauser.

     91. "Zatpack Claims" means any and all Claims of Zatpack against the Debtors, including, without limitations any and all amounts owing under that certain 6 1/2 Senior Subordinated Note in the face principal amount of $3,000,000 dated as of October 11, 2000 and all documents executed in connection therewith.

     92. "ZetaPharm" means ZetaPharm, Inc., a New York corporation.

     93. "ZetaPharm Equity Interests" means the equity interests in ZetaPharm represented by its shares of common stock.

     94. "Zuellig" means Zuellig Botanicals, Inc., a Delaware Corporation.

     95. "Zuellig Causes of Action" means any right, claim, debt, obligation, promise, agreement or cause of action of whatever kind or nature, whether known or unknown, suspected or unsuspected, at law or in equity that the Debtors have or assert or may have or assert against Zuellig, including, without limitation, objection to the Zuellig Claims, avoidance of preferential transfers received by Zuellig, subordination of the Zuellig Claims pursuant to Bankruptcy Code section 510(c), the right to recharacterize the Zuellig Claims as a capital contribution in Hauser, and damage to the Debtors' businesses caused by Zuellig's actions prior to and after the Petition Date.

     96. "Zuellig Claims" means any and all Claims of Zuellig against the Debtors.

B. Other Terms.

     The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the

Bankruptcy Code or Bankruptcy Rules and shall be construed in accordance with the rules of construction thereunder.

C. Plan Documents Supplement.

     The forms of the following documents are or will be contained in a separate Plan Documents Supplement:

          1. the Creditor Trust Agreement;

          2. the Amended and Restated Hauser Bylaws;

          3. the Amended and Restated Hauser Certificate of Incorporation;

          4. the Amended and Restated BIE Bylaws;

          5. the Amended and Restated BIE Certificate of Incorporation; and

6. Creditors Note.

The Plan Documents Supplement will be filed with the Clerk of the Court at least ten (10) days prior to the Confirmation Hearing. The Plan Documents Supplement may be inspected in the Office of the Clerk of the Court during normal court hours. The holders of Claims or Equity Interests may obtain a copy of the Plan Documents Supplement or excerpts therefrom upon written request to Kirsten Hansen, Paralegal, Stutman, Treister & Glatt Professional Corporation, 1901 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, Facsimile No.:
(310) 228-5788.

     In the event of a conflict between the terms of any of the documents contained in the Plan Documents Supplement and the Plan, the terms of the Plan shall govern.

D. Exhibits.

     All exhibits to the Plan and all documents contained in the Plan Documents Supplement are incorporated into and are a part of the Plan as if set forth in full herein.

E. Plan Summary - Different Plan Treatment.

     The Plan provides for two potential Plan structures to accommodate two potential outcomes in these Bankruptcy Cases.

     Hauser and BIE are currently involved in litigation with Zuellig pursuant to which Hauser and BIE are seeking an order of the Court substantively consolidating the assets and business of Zuellig with the Debtors. A more detailed description of this litigation, the reasons behind the litigation and the outcome for the Debtors' estates are set forth in the Disclosure Statement. The Debtors' prosecution of the Substantive Consolidation Litigation to a successful conclusion is the basis for Plan Structure A.

     The other Plan structure involves the sale of the business and assets of BIE to a third party pursuant to substantially the same terms set forth in the Proposed Asset Purchase Agreement. If the Debtors are able to reach agreement with a third party as to a BIE Sale no later than two (2) days prior to the Disclosure Statement Hearing, the Plan as currently drafted will be sent out to holders of Claims and Equity Interests for voting. If the Debtors are not able to reach agreement with a third party as to a BIE Sale on or prior to such date, the Plan sent out to holders of Claims and Equity Interests for voting will only consist of what is referred to herein as Plan Structure A. A more detailed description of the proposed sale, the Proposed Asset Purchase Agreement and the results of such a sale for the Debtors' estates are set forth in the Disclosure Statement. A successful consummation of the BIE Sale is the basis for Plan Structure B.

     To the extent the Plan sent to holders of Claims and Equity Interests for voting contains both Plan Structure A and Plan Structure B, General Unsecured Creditors in Class 5 will be able to express a preference as to which Plan Structure they would like implemented by the Debtors and which the Debtors will then recommend to the Court.

                                       II.

                         CLASSIFICATION AND TREATMENT OF
                           CLAIMS AND EQUITY INTERESTS

A. Summary.

     An Allowed Claim or Allowed Equity Interest is classified in a particular Class only to the extent that it has not already been paid, released or otherwise satisfied before the Effective Date. The categories of Claims and Equity Interests listed below classify Allowed Claims and Allowed Equity Interests for all purposes, including voting, confirmation, and distribution pursuant to the Plan:

                  CLASS                                               STATUS
                  -----                                               ------
Class 1:   Other Priority Claims                     Unimpaired - not entitled to vote.
Class 2:   Wells Fargo Claim                         Impaired - entitled to vote.
Class 3:   Other Secured Claims                      Unimpaired - not entitled to vote.
Class 4:   Property Tax Claim                        Impaired - entitled to vote.
Class 5:   General Unsecured Claims


                                       21



                  CLASS                                               STATUS
                  -----                                               ------
Class 5A:  General Unsecured Claims of Hauser        Impaired - entitled to vote.
Class 5B:  General Unsecured Claims of BIE           Impaired - entitled to vote.
Class 5C:  General Unsecured Claims of HTS           Impaired - entitled to vote.
Class 5D:  General Unsecured Claims of ZetaPharm     Impaired - entitled to vote.
Class 6:   Convenience Claims                        Impaired - entitled to vote.
Class 7:   Zuellig Claims                            Impaired - entitled to vote.
Class 8:   Zatpack Claims                            Impaired - entitled to vote.
Class 9:   Subordinated Claims                       Impaired - entitled to vote.
Class 10:  Equity Interests
Class 10A: Equity Interests of Hauser                Impaired - entitled to vote.
Class 10B: Equity Interests of BIE                   Impaired - entitled to vote.
Class 10C: Equity Interest of HTS                    Impaired - presumed to vote against the Plan.
Class 10D: Equity Interests of ZetaPharm             Impaired - presumed to vote against the Plan.

B. Plan Treatment.

     Under the Plan, the treatment of certain Claims and Interests will be different depending upon whether Plan Structure A or Plan Structure B is implemented. For each of the Claims and Interests set forth below in Sections C and D, different treatments, to the extent they exist, are set forth under the appropriate headings.

C. Unclassified Claims.

     Certain types of Claims are not placed into Voting Classes; instead, such Claims are unclassified. Such Claims are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtors have not placed the following Claims in a Class. The respective treatment for these Claims are provided below.

     1.   Administrative Expenses.

          Treatment:
          ----------

     Plan Structure A - The Disbursing Agent shall pay each holder of an Allowed Administrative Expense in full, in Cash, on the later of: (a) the Effective Date, or (b) the date such Administrative Expense becomes an Allowed Administrative Expense, or, in either case, as soon thereafter as is practicable, except to the extent that the holder of an Allowed Administrative Expense agrees to a different treatment; provided, however, that Allowed Administrative Expenses representing obligations incurred in the ordinary course of postpetition business by the Debtors in Possession (including, without limitation, postpetition trade obligations and routine postpetition payroll obligations) shall be paid in full or performed by the Reorganized Debtors in the ordinary course of business.

     Plan Structure B - The Disbursing Agent shall pay each holder of an Allowed Administrative Expense in full, in Cash, on the later of: (a) the Effective Date, or (b) the date such Administrative Expense becomes an Allowed Administrative

Expense, or, in either case, as soon thereafter as is practicable, except to the extent that the holder of an Allowed Administrative Expense agrees to a different treatment.

          Requests for Payment of Administrative Claims:
          ----------------------------------------------

     All applications for final compensation of Professional Persons for services rendered and for reimbursement of expenses incurred on or before the Effective Date pursuant to Bankruptcy Code sections 327, 328, 503(b), 1103, and/or 1106 and all other requests for payment of Administrative Expenses incurred before the Effective Date under Bankruptcy Code sections 507(a)(1) or 507(b) shall be filed no later than ninety (90) days after the Effective Date, unless such date is extended by the Court. Any request for such Administrative Expense that is not filed within this deadline shall be forever barred; and any holder of an Administrative Expense who is required to file a request for payment of such Administrative Expense who does not file a request by such deadline shall be forever barred from asserting such Administrative Expense against the Debtors, the Reorganized Debtors, the Estates, the Creditor Trust, and the Trustee of the Creditor Trust, or any of their property.

     2.   Priority Tax Claims.

          Treatment:
          ----------

     Plan Structure A - The Disbursing Agent shall pay each holder of an Allowed Priority Tax Claim, except those Allowed Priority Tax Claims listed on Exhibit "B" hereto (a "Deferred Payment Tax Claim"), in full, in Cash, on the later of:
(a) the Effective Date, or (b) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or, in either case, as soon thereafter as is practicable, except to the extent that the holder of an Allowed Priority Tax Claim agrees to a different treatment. Each holder of a Deferred Payment Tax Claim shall instead receive on account of such Claim deferred Cash payments over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim, as provided in Bankruptcy Code section 1129(a)(9)(C). The holders of Deferred Payment Tax Claims shall be paid in equal installments of principal, with the first of such installments to be made three months after the later of (a) the Effective Date, and (b) the date on which an order allowing such Claim becomes a Final Order, or, in either case, as soon thereafter as is practicable, and with each successive installment to be made at three month intervals thereafter. Simple interest will accrue on the unpaid principal balance of such Claim from and after the Effective Date at the interest rate specified in Internal Revenue Code section 6621(a)(2) for delay in the payment of taxes, without penalty, unless a different rate is specified by the Court after notice and a hearing, and will be payable in arrears at the time of payment of each principal installment. Any Deferred Payment Tax Claim may be prepaid at any time by the Reorganized Debtors without penalty or premium, and any such prepayment shall be applied to future principal installments in order of maturity. Allowed Priority Tax Claims shall not include any interest accruing subsequent to the Petition Date or any penalties, and all postpetition interest and all penalties shall be disallowed.

     Plan Structure B - The Disbursing Agent shall pay each holder of an Allowed Priority Tax Claim in full, in Cash, on the later of: (a) the Effective Date, or
(b) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or, in either case, as soon thereafter as is practicable, except to the extent that the holder of an Allowed Priority Tax Claim agrees to a different treatment.

D.   Classified Claims And Interests.

     1.   Class 1: Other Priority Claims.

     a. Classification: Class 1 consists of all Claims entitled to priority in right of payment under Bankruptcy Code section 507(a), except Priority Tax Claims and Administrative Expenses. Class 1 is unimpaired, and the holders of Claims in Class 1 are presumed to vote in favor of the Plan.

     b. Treatment: Same treatment under both Plan Structure A and Plan Structure
B. The Disbursing Agent shall pay each holder of an Allowed Class 1 Claim in full, in Cash, on the later of: (a) the Effective Date, and (b) the date on which an order allowing such Claim becomes a Final Order, or, in either case, as soon thereafter as is practicable, except to the extent that the holder of any such Claim agrees to a different treatment.

     2.   Class 2: Wells Fargo Claim.

     a. Classification: This Class consists of all Secured Claims of Wells Fargo against the Debtors under the Wells Fargo Loan Documents. Class 2 is impaired, and Wells Fargo is entitled to vote to accept or reject the Plan.

     b. Treatment: Same treatment under Plan Structure A and Plan Structure B. The Allowed Secured Claim of Wells Fargo, including all outstanding reasonable fees and costs incurred during the Bankruptcy Cases and all accrued and unpaid interest at the non-default rate, shall be paid in full in Cash on the Effective Date by the Disbursing Agent; subject to any claims and causes of action brought by the Committee, if any, prior to the Effective Date.

     3.   Class 3: Other Secured Claims.

     a. Classification: Class 3 consists of all Secured Claims against the Debtors except for those Secured Claims classified in Class 2. Class 3 is unimpaired, and the holders of Other Secured Claims are presumed to have voted in favor of the Plan.

     b. Treatment: Same treatment under Plan Structure A and Plan Structure B. Each holder of an Allowed Other Secured Claim, on the Effective Date of the Plan, shall, at the option of the Debtors, either (a) receive the treatment provided for under Bankruptcy Code section 1124 or (b) shall be entitled to relief from the automatic stay imposed by Bankruptcy Code section 362 to pursue all legal, equitable, and contractual rights as against the collateral securing the Claim; and (b) shall receive under the Plan in full and complete satisfaction of such holder's Allowed Other Secured Claim (x) the collateral securing the Allowed Other Secured Claim upon the holder obtaining possession of the collateral; (y) the proceeds realized by the holder therefrom after obtaining possession of the collateral; or (z) the proceeds realized by the Debtors from the collateral securing the Allowed Other Secured Claim. The party in possession of the collateral securing an Allowed Claim in this Class shall make any distribution required under the Plan. Any unsecured portion of such holder's Allowed Claim shall be treated as a Class 5 Claim.

     The Debtors do not believe that there are any Allowed Other Secured Claims in these Chapter 11 Cases.

     4.   Class 4: Hauser Park Property Tax Claim.

     a. Classification: Class 4 consists of all property tax claims as secured by statutory liens on Hauser Park. Class 4 is impaired, and the holder of an Allowed Claim in this Class is entitled to vote to accept or reject the Plan.

     b. Treatment: Each holder of an Allowed Hauser Park Property Tax Claim shall be paid in full from the proceeds of the sale of Hauser Park or within two years of the Effective Date, whichever is earlier, including accrued non-default interest without penalties; provided however, that, to the extent the Hauser Park Property Tax Claim is disputed, the disputed amount shall be deposited in trust for the benefit of the holder pending adjudication of the dispute by the Court.

     c. Security: The taxing authority shall retain its lien on Hauser Park until payment. 5.

Class 5: General Unsecured Claims.

     Class 5 consists of the General Unsecured Claims of the Debtors not included in any other Class under the Plan, and specifically excludes the Zatpack Claims and the Zuellig Claims. Class 5 is divided into four subclasses as set forth below.

     a) Class 5A.

     a. Classification: Class 5A consists of the General Unsecured Claims of Hauser. Class 5A is impaired, and the holders of General Unsecured Claims in Class 5A are entitled to vote to accept or reject the Plan.

     b. Treatment:

     Plan Structure A - Each holder of an Allowed Class 5A Claim shall receive, on the later of: (a) the Effective Date, and (b) the date on which a Class 5A Claim becomes an Allowed Class 5A Claim, or, in either case, as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 5A Claim, (i) a Pro Rata distribution of the Excess Cash and (ii) a Creditor Note in a principal amount equal to the difference between the amount of Cash the holder receives on the Effective Date and the amount of its Allowed Class 5A Claim.

     Plan Structure B - Each holder of an Allowed Class 5A Claim shall receive, in exchange for and in full satisfaction of such Allowed Class 5A Claim, Pro Rata distributions of Cash from, and under the terms of, the Creditor Trust.

     b) Class 5B.

     a. Classification: Class 5B consists of the General Unsecured Claims of BIE. Class 5B is impaired, and the holders of General Unsecured Claims in Class 5B are entitled to vote to accept or reject the Plan.

     b. Treatment:

     Plan Structure A - Each holder of an Allowed Class 5B Claim shall receive, on the later of: (a) the Effective Date, and (b) the date on which a Class 5B Claim becomes an Allowed Class 5B Claim, or, in either case, as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 5B Claim, (i) a Pro Rata distribution of the Excess Cash and (ii) a Creditor Note in a principal amount equal to the difference between the amount of Cash the holder receives on the Effective Date and the amount of its Allowed Class 5B Claim.

     Plan Structure B - Each holder of an Allowed Class 5B Claim shall receive, in exchange for and in full satisfaction of such Allowed Class 5B Claim, Pro Rata distributions of Cash from, and under the terms of, the Creditor Trust.

     c) Class 5C.

     a. Classification: Class 5C consists of the General Unsecured Claims of HTS. Class 5C is impaired, and the holders of General Unsecured Claims in Class 5C are entitled to vote to accept or reject the Plan.

     b. Treatment:

     Plan Structure A - Each holder of an Allowed Class 5C Claim shall receive, on the later of: (a) the Effective Date, and (b) the date on which a Class 5C Claim becomes an Allowed Class 5C Claim, or, in either case, as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 5C Claim, Cash equal to the amount of the Allowed Class 5C Claim.

     Plan Structure B - Each holder of an Allowed Class 5C Claim shall receive, on the later of: (a) the Effective Date, and (b) the date on which a Class 5C Claim becomes an Allowed

Class 5C Claim, or, in either case, as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 5C Claim, Cash equal to the amount of the Allowed Class 5C Claim.

     d) Class 5D.

     a. Classification: Class 5D consists of the General Unsecured Claims of ZetaPharm. Class 5D is impaired, and the holders of General Unsecured Claims in Class 5D are entitled to vote to accept or reject the Plan.

     b. Treatment:

     Plan Structure A - Each holder of an Allowed Class 5D Claim shall receive, on the later of: (a) the Effective Date, and (b) the date on which a Class 5D Claim becomes an Allowed Class 5D Claim, or, in either case, as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 5D Claim, (i) a Pro Rata distribution of the Excess Cash and (ii) a Creditor Note in a principal amount equal to the difference between the amount of Cash the holder receives on the Effective Date and the amount of its Allowed Class 5D Claim.

     Plan Structure B - Each holder of an Allowed Class 5D Claim shall receive, in exchange for and in full satisfaction of such Allowed Class 5D Claim, Pro Rata distributions of Cash from, and under the terms of, the Creditor Trust.

     6.   Class 6: Convenience Claims.

     a. Classification: Class 6 consists of all Convenience Claims. In addition, any holder of an Allowed Unsecured Claim, other than Administrative Expenses, Priority

Tax Claims, and Other Priority Claims, in an amount in excess of $250 may limit and reduce its Allowed Claim to $250 and have its Claim classified and treated in Class 6 by electing and so reducing its Claim on the Ballot within the time fixed by the Court for completing and returning Ballots. A creditor participating in Class 6 shall not be entitled to any distribution under any other Class. Class 6 is impaired, and the holders of Convenience Claims are entitled to vote to accept or reject the Plan.

     b. Treatment: Same treatment under Plan Structure A and Plan Structure B. Each holder of an Allowed Class 6 Claim shall receive on the later of: (a) the Effective Date, and (b) the date on which a Class 6 Claim becomes an Allowed Class 6 Claim, or, in either case, as soon thereafter as is practicable, in exchange for and in full satisfaction of such Allowed Class 6 Claim, Cash equal to 50% of the amount of its Allowed Class 6 Claim.

     7.   Class 7: Zuellig Claims.

     a. Classification: Class 7 consists of the Zuellig Claims. Class 7 is impaired, and the holder of the claims in Class 7 is entitled to vote to accept or reject the Plan.

     b. Treatment:

     Plan Structure A -- As a result of the Substantive Consolidation Litigation, any Allowed Claims in Class 7 will be extinguished and no distribution under the Plan will be made.

     Plan Structure B -- The Creditor Trust Trustee, as the authorized representative of the Estates shall initiate, or pursue on behalf of the Estates if already initiated, an adversary proceeding before the Court to pursue the Zuellig Causes of Action, including, but not limited to, objection to the Zuellig Claims, avoidance of the preferential transfers received by Zuellig, subordination of the Zuellig Claims pursuant to Bankruptcy Code section 510(c), the right to recharacterize the Zuellig Claims as a capital contribution in Hauser, and damages to the Debtors' businesses caused by Zuellig's actions prior to and after the Petition Date. Pending the adjudication by the Court of the Zuellig Causes of Action, the Creditor Trust Trustee shall deposit sufficient funds in the Distribution Reserve to fully protect the rights of Zuellig as if the Zuellig Claims are Allowed General Unsecured Claims in Class 5(B) for the face amount of the Claims or in an amount determined by the Court. If the Creditor Trust Trustee prevails and the Court determines that the Zuellig Claims are subordinated to other unsecured creditors, the Zuellig Claims shall be deemed to be Allowed Class 9 Claims and shall receive treatment provided for in that Class. If the Court determines that the Zuellig Claims should be recharacterized as a capital contribution, the Zuellig Claims shall be deemed to be an Allowed Class 10A Interest and Zuellig shall receive shares of Hauser Common Stock based upon a formula that will take into account (i) the allowed amount of the Zuellig Claims, subject to any monetary recovery due to the Estate resulting from a successful prosecution of any Zuellig Causes of Action, (ii) existing Hauser Equity Interests and (iii) the Reorganization Value. If the Court does not subordinate the Zuellig Claims or recharacterize the Zuellig Claims as a capital contribution, the Zuellig Claims shall be classified in Class 5B and shall receive treatment provided for in that Class, subject to any monetary recovery due to the Estates resulting from a successful prosecution of any Zuellig Causes of Action. The Zuellig Causes of Action are described in greater detail in the Disclosure Statement.

     8.   Class 8: Zatpack Claims.

     a. Classification: Class 8 consists of the Zatpack Claims. Class 8 is impaired, and the holder of the claims in Class 8 is entitled to vote to accept or reject the Plan.

     b. Treatment: Same treatment under both Plan Structure A and Plan Structure
B. The Reorganized Debtors or the Creditor Trust Trustee, as the case may be, as the authorized representative of the Estates, shall initiate, or pursue on behalf of the Estates if already initiated, an adversary proceeding before the Court to pursue the Zatpack Causes of Action, including, but not limited to, objection to the Zatpack Claims, avoidance of the preferential transfers received by Zatpack, subordination of the Zatpack Claims pursuant to Bankruptcy Code sections 510(a) and/or 510(c), and the right to recharacterize the Zatpack Claims as a capital contribution. Pending the adjudication by the Court of the Zatpack Causes of Action, the Disbursing Agent or the Creditor Trust Trustee, as the case may be, shall deposit sufficient funds in the Distribution Reserve to fully protect the rights of Zatpack as if the Zatpack Claims are Allowed General Unsecured Claims in Class 5(A) for the face amount of the Claims or in an amount determined by the Court. If the authorized representative of the Estates prevails and the Court determines that the Zatpack Claims are subordinated to other unsecured creditors, the Zatpack Claims shall be deemed to be Allowed Class 9 Claims and shall receive treatment provided for in that Class. If the Court determines that the Zatpack Claims should be recharacterized as a capital contribution, the Zatpack Claims shall be deemed to be an Allowed Class 10A Interest and Zatpack shall receive shares of Hauser Common Stock based upon a formula that will take into account (i) the allowed amount of the Zatpack Claims, subject to any monetary recovery due to the Estate resulting from a successful prosecution of any Zuellig Causes of Action, (ii) existing Hauser Equity Interests, and (iii) the Reorganization Value. If the Court does not subordinate the Zatpack Claims or recharacterize the Zatpack Claims as a capital contribution, the Zatpack Claims shall be classified in Class 5A and shall receive treatment provided for in that Class, subject to any monetary recovery due to the Estates with respect to the successful prosecution of any Zatpack Causes of Action. The Zatpack Causes of Action are described in greater detail in the Disclosure Statement.

     9.   Class 9: Subordinated Claims.

     a. Classification: Class 9 consists of the Subordinated Claims. Class 9 is impaired, and the holders of Subordinated Claims are entitled to vote to accept or reject the Plan. The treatment of the Zuellig Claims and the Zatpack Claims and the Estates' subordination causes of action against Zuellig and Zatpack are set forth in Sections II.D. 7 and 8 above.

     b. Treatment: Same treatment under Plan Structure A and Plan Structure B. Subordinated Claims shall be subordinated to the rights of the holders of Allowed Claims in Class 5 and shall not receive any distribution until the holders of Allowed Claims in such Classes receive payment in full on account of their Claims. Once the holders of Allowed Claims in Class 5 are paid in full on account of their Allowed Claims, each holder of an Allowed Class 9 Claim shall receive a Creditor Note, the term of which will be deemed to commence on the date of receipt of such Creditor Note by the holder of an Allowed Class 9 Claim.

     10.  Class 10: Equity Interests

     Class 10 consists of all the Equity Interests in the Debtors. Class 10 is divided into four subclasses as set forth below.

     a) Class 10A.

     a. Classification: Class 10A consists of all Hauser Equity Interests. Class 10A is impaired, and the holders of Hauser Equity Interests in Class 10A are entitled to vote to accept or reject the Plan.

     b. Treatment: Same treatment under Plan Structure A and Plan Structure B. Each holder of an Allowed Class 10A Interest shall retain under the Plan its Hauser Equity Interests, subject to the effects of the issuance, if any, of additional shares of Hauser Common Stock to others pursuant to the provisions of the Plan.

     b) Class 10B.

     a. Classification: Class 10B consists of all BIE Equity Interests held by Hauser. Class 10B is impaired, and Hauser is entitled to vote to accept or reject the Plan.

     b. Treatment:

     Plan Structure A - Hauser shall retain under the Plan its BIE Equity Interests.

     Plan Structure B - Hauser will not receive or retain any property under the Plan on account of its BIE Equity Interests. On the Effective Date of the Plan, the BIE Equity Interests will be cancelled

     c) Class 10C.

     a. Classification: Class 10C consists of all HTS Equity Interests held by Hauser. Class 10C is impaired, and Hauser is deemed to reject the Plan.

     b. Treatment: Same treatment under Plan Structure A and Plan Structure B. Hauser will not receive or retain any property under the Plan on account of its HTS Equity Interests. On the Effective Date of the Plan, the HTS Equity Interests will be cancelled.

     d) Class 10D.

     a. Classification: Class 10D consists of all ZetaPharm Equity Interests held by Hauser. Class 10D is impaired, and Hauser is deemed to reject the Plan.

     b. Treatment: Same treatment under Plan Structure A and Plan Structure B. Hauser will not receive or retain any property under the Plan on account of its ZetaPharm Equity

Interests. On the Effective Date of the Plan, the ZetaPharm Equity Interests will be cancelled.

                                      III.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.   Voting Classes.

     Each holder of an Allowed Claim in Class 2 and Classes 5 through 9, inclusive, shall be entitled to vote to accept or reject the Plan. Each holder of an Allowed Class 1 Claim or an Allowed Class 3 Claim is deemed to have accepted the Plan. Each holder of an Allowed Equity Interest in Classes 10(A) and 10(B) shall be entitled to vote to accept or reject the Plan. Each holder of an Allowed Equity Interest in Classes 10(C) and 10(D) shall be deemed to have rejected the Plan.

B.   Voting Rights of Holders of Disputed Claims.

     Pursuant to Bankruptcy Rule 3018(a), a Disputed Claim will not be counted for purposes of voting on the Plan to the extent it is disputed, unless the Court enters an order temporarily allowing the Disputed Claim for voting purposes under Bankruptcy Rule 3018(a). Such disallowance for voting purposes is without prejudice to the claimant's right to seek to have its Disputed Claim allowed for purposes of distribution under the Plan.

C.   Acceptance by Impaired Classes.

     An impaired class, or subclass, of Claims shall have accepted the Plan if
(a) the holders (other than any holder designated under Bankruptcy Code section 1126(e)) of at least two-thirds in dollar amount of the Allowed Claims actually voting in such class, or subclass, have voted to accept the

Plan, and (b) more than one-half in number of the holders (other than any holder designated under Bankruptcy Code section 1126(e)) of such Allowed Claims actually voting in such class, or subclass, have voted to accept the Plan.

D.   Presumed Acceptance of Plan.

     Classes 1 and 3 are unimpaired under the Plan and, therefore, are conclusively presumed by the Bankruptcy Code to accept the Plan.

E.   Nonconsensual Confirmation.

     In the event that any impaired class of Claims or Equity Interests shall fail to accept the Plan in accordance with Bankruptcy Code section 1129(a)(8), the Debtors reserve the right to (a) request that the Court confirm the Plan in accordance with Bankruptcy Code section 1129(b), and/or (b) modify the Plan in accordance with Bankruptcy Code section 1127(a).

F.   Preferences of General Unsecured Creditors.

     In the event that the Debtors are able to reach agreement with a third party as to a BIE Sale no later than two (2) days prior to the Disclosure Statement Hearing, both Plan Structure A and Plan Structure B will be incorporated in the Plan that is sent to holders of Claims and Equity Interests for voting. In that event, the Ballots mailed with the Plan and Disclosure Statement will allow holders of Allowed Unsecured Claims in Class 5 to express a preference as to which Plan Structure they would like implemented by the Debtors. The Plan Structure which is preferred by a majority of the holders of Allowed Unsecured Claims in Class 5, voting together as one class, which express a preference will be the Plan Structure that the Debtors recommend to the Court.

                                       IV.

                           IMPLEMENTATION OF THE PLAN

Plan Structure A
----------------

     The Plan will be implemented in the following manner with respect to Plan Structure A.

A.   Substantive Consolidation/Effect.

     On the Effective Date, the Estates of HTS and ZetaPharm shall be substantively consolidated with and into the Hauser Estate. As a result, the assets of HTS and ZetaPharm existing on the Effective Date, including any Litigation Claims, shall become the assets of Reorganized Hauser and any intercompany Claims between HTS, ZetaPharm and Hauser shall be eliminated. Creditors of HTS and ZetaPharm shall receive the treatment with respect to their Allowed Claims as set forth in the Plan.

     The consolidation and pooling of assets under the terms of the Plan shall not affect, or be deemed to affect or extinguish, any Litigation Claim that one Debtor in its individual capacity may have against an entity and any such Litigation Claim of HTS or ZetaPharm shall become an asset of Reorganized Hauser.

B.   Joint Liability/Duplicate Claims.

     Any creditor that asserts Claims against more than one Debtor based on their joint liability (including any creditor who asserts Claims against one Debtor as primary obligor and against any other Debtor based on such Debtor's guarantee of the primary obligation), will hold only one such Claim; and any duplicate claims against any such Debtor based on that other Debtor's joint liability shall be disallowed.

C.   Dissolution of HTS and ZetaPharm.

     On the Effective Date, each of HTS and ZetaPharm shall be dissolved without the need for the filing of any documents or any other action; any Equity Interests in either HTS or ZetaPharm shall be deemed cancelled; and all directors and officers, if applicable, of either HTS or ZetaPharm will be deemed to have resigned.

D.   Revesting and Vesting Of Assets.

     On and after the Effective Date, all assets of Hauser, HTS and ZetaPharm and their respective Estates, tangible and intangible, wherever located, including without limitation all Litigation Claims of Hauser, HTS and ZetaPharm, and all books and records shall be property of, and revest or vest in, Reorganized Hauser free and clear of all claims, liens, encumbrances, charges and other interests of creditors and interest holders, subject to the provisions of the Plan. On and after the Effective Date, all assets of BIE and its Estate, tangible and intangible, wherever located, including without limitation all Litigation Claims of BIE, and all its books and records shall be property of, and revest in, Reorganized BIE free and clear of all claims, liens, encumbrances, charges and other interests of creditors and interest holders, subject to the provisions of the Plan.

     After the Effective Date, Reorganized Hauser and Reorganized BIE may operate their respective businesses, and may use, acquire and dispose of their respective property, free of any supervision of the Court or the U.S. Trustee and free of any restrictions imposed by the Bankruptcy Code or the Federal Rules.

E.   U.S. Trustee Fees.

     Any unpaid fees due under 28 U.S.C. ss. 1930(a)(6) to the U.S. Trustee from the Petition Date through the calendar quarter prior to the calendar quarter in which the Effective Date occurs, shall be paid on the Effective Date by the Reorganized Debtors. Commencing with the calendar quarter in which the Effective Date occurs, the Reorganized Debtors shall pay to the U.S. Trustee such amounts as are required to be paid under 28 U.S.C. ss. 1930(a)(6).

F.   Issuance and Execution of Plan Related Documents.

     The Plan contemplates that in connection with the treatment of various Classes under the Plan, the Reorganized Debtors will execute certain documents. Copies of draft forms of the various documents to be executed by the Reorganized Debtors are set forth in the Plan Documents Supplement. As of the Effective Date, in connection with the satisfaction of the holders of various Allowed Claims classified under the Plan, the Reorganized Debtors will execute such amendments, modifications, supplements, and other documents as provided for in the Plan. The Reorganized Debtors are authorized to execute such amendments, modifications, supplements and other documents as provided for in the Plan without any further corporate action, and upon such execution, such amendments, modifications, supplements, and other documents as provided for in the Plan shall be deemed binding upon the Reorganized Debtors and such other parties as applicable.

G. Amended and Restated Certificates of Incorporation and Amended and Restated Bylaws.

     As of the Effective Date, the certificates of incorporation of the Reorganized Debtors shall be the Amended and Restated Certificates of Incorporation substantially in the forms set forth in the Plan Documents Supplement. The Amended and Restated Certificates of Incorporation will, among other provisions, prohibit the issuance of nonvoting equity securities to the extent required by Bankruptcy Code section 1123(a)(6). As of the Effective Date, the bylaws of the Reorganized Debtors shall be the Amended and Restated Bylaws substantially in the forms set forth in the Plan Documents Supplement. The Amended and Restated Certificates of Incorporation and Amended and Restated Bylaws shall be deemed effective as of the Effective Date by virtue of the Confirmation Order without the need for any corporate action; provided, however, the Reorganized Debtors shall file the Amended and Restated Certificates of Incorporation with the Secretary of State for the State of Delaware on the Effective Date.

H.   Management of the Reorganized Debtors.

     On the Effective Date, the management of the Reorganized Debtors shall become the general responsibility of the Reorganized Debtors' Post-Confirmation Boards, who shall thereafter have the responsibility for the management and control of the Reorganized Debtors.

     As of the Effective Date, the Post-Confirmation Boards shall each consist of three members nominated by the Debtors.

     On or before the Confirmation Hearing, the Debtors shall designate and submit the names of the members of each of the Post-Confirmation Boards to the Court.

     At the next annual meetings of the stockholders of Hauser to be held pursuant to the Amended and Restated Hauser Bylaws, the holders of Hauser Common Stock shall be entitled to vote their shares and elect new members of the Post-Confirmation Board of Hauser.

     The initial senior officers of the Reorganized Debtors as of the Effective Date shall consist of the individuals whose names are set forth in the Disclosure Statement. All such directors and senior officers shall be deemed appointed pursuant to the Confirmation Order without the need for any corporate action. Those directors and senior officers not continuing in office shall be deemed removed pursuant to the Confirmation Order without the need for any corporate action.

     The initial compensation for the senior officers of the Reorganized Debtors is set forth in Disclosure Statement.

I.   Corporate Action.

     On the Effective Date, the issuance of securities as provided in the Plan, the adoption of the Amended and Restated Certificates of Incorporation and Amended and Restated Bylaws pursuant to the Plan, the appointment of the Post-Confirmation Board and initial senior officers of the Reorganized Debtors as specified in the Plan, the issuance of the Creditor Notes to holders of Allowed Class 5 Claims, and all other corporate actions called for by the Plan shall be deemed authorized and approved by virtue of entry of the Confirmation Order, in accordance with the Bankruptcy Code and without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

J.   Method of Distribution Under the Plan.

     1.   In General.

     Distributions to the holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Claims in Classes 1 through 9, inclusive, shall be made by the Disbursing Agent. The distributions to the holders of Allowed Claims in Class 8, if any, shall be made by the party in possession of the collateral subject to such Allowed Claims.

     2. Reserve for Disputed Claims and Estimated/Disputed Administrative Expenses.

     On the Effective Date or as soon thereafter as is practicable, the Disbursing Agent shall establish a reserve (the "Claims Distribution Reserve") on account of Disputed Claims and establish the Administrative Expense Reserve to hold the estimated amount of Administrative Expenses and on account of the Disputed Administrative Expenses. The Claims Distribution Reserve shall be held in trust for the benefit of the holders of Disputed Claims and the Administrative Expense Reserve shall be held in trust for the benefit of the holders of estimated Administrative Expenses and Disputed Administrative Expenses, as their respective interests may appear, pending determination of their respective entitlement thereto. No reserve shall be required for any Disputed Claim to the extent of any effective insurance coverage therefor. Any amounts held in the respective Reserves shall be distributed in accordance with the Plan by the Disbursing Agent to the holder of any Disputed Claim or the holder of any estimated Administrative Expense or Disputed Administrative Expense to the extent that such becomes an Allowed Claim or Allowed Administrative Expense pursuant to a Final Order. To the extent that a Disputed Administrative Expense or a Disputed Claim ultimately is disallowed or allowed in an amount less than the amount of the Disputed Administrative Expense or Disputed Claim, any resulting surplus in the respective Reserves shall be transferred from the respective Reserve to the Reorganized Debtors.

     3.   Manner of Payment Under the Plan.

     Any payment of Cash made by the Disbursing Agent pursuant to the Plan may be made either by check drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Disbursing Agent.

     4.   Manner of Distribution of Other Property.

     Any distribution under the Plan of property shall be made by the Disbursing Agent in accordance with the terms of the Plan.

     5.   Setoffs.

     The Debtors may, but shall not be required to, set off against any Claim, and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the

Debtors of any such claim the Debtors may have against such holder.

     6.   Distribution of Unclaimed Property.

     Except as otherwise provided in the Plan, any distribution of property (Cash or otherwise) under the Plan which is unclaimed after one year following such distribution shall be transferred by the Disbursing Agent to the Reorganized Debtors.

     7.   De Minimis Distributions.

     No Cash payment of less than five dollars shall be made by the Disbursing Agent. Any Cash payment of less than five dollars shall be held by the Disbursing Agent until a subsequent distribution, if any, results in an aggregate Cash payment of over five dollars.

     8. Allocation of Consideration Distributed on Account of Allowed General Unsecured Claims.

     The distributions provided for the holders of Allowed Claims in Classes 5 to 9, inclusive, shall be allocated in full satisfaction and substitution of the principal amount of such Claims, exclusive of accrued interest. However, nothing contained in this section shall limit the scope of the discharge provided under
Section VIII.D.

     9.   Saturday, Sunday, or Legal Holiday.

     If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

K.   Allowance of Hauser Equity Interests.

     Each beneficial owner or holder of Hauser Common Stock of record as of the Effective Date shall be deemed to have an Allowed Class 10A Interest for the number of such shares of record and need not file a proof of interest with respect thereto, subject to the right of Reorganized Hauser to object to any Class 10A Interest. In the event any entity that is neither the record holder as of the Effective Date of Hauser Common Stock nor the beneficial owner with respect thereto shall file a proof of right to record status pursuant to Bankruptcy Rule 3003(d), such proof of right shall be disallowed.

L.   Resolution of Disputed Claims and Disputed Administrative Expenses.

     As of the Effective Date, the Reorganized Debtors shall be solely and exclusively responsible, on behalf of the Estates, for the investigation, administration, monitoring, implementing, litigating, and settling all Disputed Claims and Disputed Administrative Expenses. From and after the Effective Date, the Reorganized Debtors shall have the sole and exclusive right to make and file, and to prosecute, objections to Claims and to Administrative Expenses, including the right to settle disputes involving Disputed Claims and Disputed Administrative Expenses in the face amount of $50,000 or less without the Court's approval. The Reorganized Debtors can select counsel (and experts, if required) to represent it in connection with objections to Claims and Administrative Expenses, and the Professional Persons retained by the Committee and the Debtor shall not be disqualified to act in such capacities after the

Effective Date. All objections to Claims and Administrative Expenses shall be served upon the holder of the Claim or Administrative Expense to which the objection is made, on or before the later of (a) the one hundred twentieth day after the Effective Date, (b) the ninetieth day after proof of such Claim or request for payment of such Administrative Expense is filed, or (c) such other applicable period of limitation as may be fixed or extended by the Court.

M.   Treatment of Creditors of Zuellig.

     On the Effective Date, the Disbursing Agent shall pay in full all amounts owing to Wells Fargo on account of any Allowed Secured Claims it may have against Zuellig. All other creditors of Zuellig shall receive the same treatment with respect to their Allowed Claims as the creditors holding Class 5B Claims or Class 8 Claims receive with respect to their Allowed Claims or, to the extent the claims of the creditors represent obligations incurred in the ordinary course of business by Zuellig (including, without limitation, trade obligations and routine payroll obligations) such claims will be paid by the Reorganized Debtors in the ordinary course of business. Holders of any stock or other equity interests in Zuellig shall receive nothing on account of their stock or other equity interests.

Plan Structure B
----------------

     The Plan will be implemented in the following manner with respect to Plan Structure B by (a) the prior closing of the BIE Sale, (b) the creation of the Creditor Trust and the transfer by the Debtors to the Creditor Trust of the Creditor

Trust Assets, and (c) the retention by Reorganized Hauser of the proceeds from the Polycosonal Transaction and any NOLs. A. Creditor Trust Formation and Authority.

     Pursuant to Bankruptcy Code sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code, the Confirmation Order shall approve the Creditor Trust Agreement, the establishment of the Creditor Trust and appointment of the Creditor Trust Trustee and authorize and direct the Debtors to take all actions necessary to consummate the terms of the Creditor Trust Agreement and to establish the Creditor Trust, including the transfer of the Creditor Trust Assets. The Creditor Trust shall be deemed established, and the Creditor Trust Trustee shall be deemed appointed as of the Effective Date. The powers, responsibilities and compensation for the Creditor Trust Trustee shall be set forth in the Creditor Trust Agreement. From the Effective Date, the Creditor Trust Trustee shall be a representative of the Estates, pursuant to Bankruptcy Code section 1123, appointed for the purposes of pursuing the Litigation Claims on behalf of the Estates and Creditor Trust. In furtherance of that objective, the Creditor Trust Trustee shall have the rights of a trustee appointed under Bankruptcy Code section 1106 as it relates to the Creditor Trust Assets. The Creditor Trust shall have the full power and authority, either in its name or the Debtors' names, to commence, if not already commenced, prosecute, settle and abandon any action related to the Litigation Claims and or object to Claims as specified below. The Creditor Trust shall be authorized to retain professionals with the reasonable professional fees and costs to be paid out of the Creditor Trust Assets.

     The primary role of the Creditor Trust and the Creditor Trust Trustee will be to liquidate the assets of Creditor Trust, pursue and prosecute the Litigations Claims, object to Claims and distribute the proceeds thereof to the holders of Allowed Claims in Class 5 in accordance with the terms of the Plan and the Creditor Trust Agreement.

     The Creditor Trust shall not have a term greater than five years from its date of creation, unless extended from time to time pursuant to the terms of the Creditor Trust Agreement. The investment powers of the Creditor Trust Trustee shall be limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary, liquid investments, such as Treasury bills. At least twice a year, the Creditor Trust Trustee shall make distributions, to the extent funds in a sufficient amount are available to make more than a de minimis distribution, to its beneficiaries, except that the Creditor Trust Trustee may retain a sufficient amount of the assets in the Creditor Trust that are reasonably necessary to maintain the value of its assets, to pay the costs and expenses of the Creditor Trust, including the compensation of the Creditor Trust Trustee and the fees and costs of professionals retained by the Creditor Trust, or to meet claims and contingent liabilities (including Disputed Claims). The Creditor Trust Trustee shall make continuing efforts to dispose of the Creditor Trust Assets, make timely distributions and shall not unduly prolong the duration of the Creditor Trust.

B.   Creditor Trust Assets - Vesting.

     The Debtors shall transfer to the Creditor Trust the Creditor Trust Assets, including an assignment of all Litigation Claims. On and after the Effective Date, the transfer of the Creditor Trust Assets from the Estates to the Creditor Trust shall be deemed final and irrevocable and distributions may be made from the Creditor Trust. Distributions from the Creditor Trust shall be made in accordance with the terms of the Creditor Trust Agreement.

C.   The Creditor Trust Trustee.

     The Committee shall select, and negotiate the compensation for, the Creditor Trust Trustee on or before the Confirmation Hearing. The successor to the Creditor Trust Trustee, if any, shall be appointed as provided in the Creditor Trust Agreement. From time to time after the Effective Date, the Creditor Trust Trustee may employ, engage the services of, and compensate other persons (which may include employees, temporary employees, or independent contractors) and professional persons (which may include Professional Persons), reasonably necessary to assist the Creditor Trust Trustee in performing his or her duties under the Creditor Trust Agreement and this Plan, without the necessity of further authorization or allowance of fees and expenses by the Court.

     The Creditor Trust Trustee shall serve without the need to post a bond and may be indemnified by the Creditor Trust.

D.   Joint Liability/Duplicate Claims.

     Any creditor that asserts Claims against more than one Debtor based on their joint liability (including any creditor who asserts Claims against one Debtor as primary obligor and against any other Debtor based on such Debtor's guarantee of the primary obligation), will hold only one such Claim; and any duplicate claims against any such Debtor based on that other Debtor's joint liability shall be disallowed.

E.   Dissolution of BIE, HTS and ZetaPharm.

     On the Effective Date, each of BIE, HTS and ZetaPharm shall be dissolved without the need for the filing of any documents or any other action; any Equity Interests in BIE, HTS or ZetaPharm shall be deemed cancelled; and all directors and officers, if applicable, of BIE, HTS or ZetaPharm will be deemed to have resigned.

F.   Revesting Of Assets.

     On and after the Effective Date, the Polycosanol Transaction and any NOLs of the Debtors shall be property of, and revest in, Reorganized Hauser free and clear of all claims, liens, encumbrances, charges and other interests of creditors and interest holders, subject to the provisions of the Plan. No other assets or property, or any Litigation Claims, of the Debtors shall vest or revest in Reorganized Hauser.

     After the Effective Date, Reorganized Hauser may operate its business, and may use, acquire and dispose of its property, free of any supervision of the Court or the U.S. Trustee and free of any restrictions imposed by the Bankruptcy Code or the Federal Rules.

G. Amended and Restated Hauser Certificate of Incorporation and Amended and Restated Hauser Bylaws.

     As of the Effective Date, the certificate of incorporation of Reorganized Hauser shall be the Amended and Restated Hauser Certificate of Incorporation substantially in the form set forth in the Plan Documents Supplement. The Amended and Restated Hauser Certificate of Incorporation will, among other provisions, prohibit the issuance of nonvoting equity securities to the extent required by Bankruptcy Code section 1123(a)(6). As of the Effective Date, the bylaws of Reorganized Hauser shall be the Amended and Restated Hauser Bylaws substantially in the form set forth in the Plan Documents Supplement. The Amended and Restated Hauser Certificate of Incorporation and Amended and Restated Hauser Bylaws shall be deemed effective as of the Effective Date by virtue of the Confirmation Order without the need for any corporate action; provided, however, Reorganized Hauser shall file the Amended and Restated Hauser Certificate of Incorporation with the Secretary of State for the State of Delaware on the Effective Date.

H.   Management of Reorganized Hauser.

     On the Effective Date, the management of Reorganized Hauser shall become the general responsibility of Reorganized Hauser's Post-Confirmation Board, who shall thereafter have the responsibility for the management and control of Reorganized Hauser.

     As of the Effective Date, the Post-Confirmation Board shall consist of three members nominated by Hauser.

     On or before the Confirmation Hearing, Hauser shall designate and submit the names of the members of the Post-Confirmation Board to the Court.

     At the next annual meetings of the stockholders of Hauser to be held pursuant to the Amended and Restated Hauser Bylaws, the holders of Hauser Common Stock shall be entitled to vote their shares and elect new members of the Post-Confirmation Board of Hauser.

     The initial senior officers of Reorganized Hauser as of the Effective Date shall consist of the individuals whose names are set forth in the Disclosure Statement. All such directors and senior officers shall be deemed appointed pursuant to the Confirmation Order without the need for any corporate action. Those directors and senior officers not continuing in office shall be deemed removed pursuant to the Confirmation Order without the need for any corporate action.

     The initial compensation for the senior officers of the Reorganized Hauser is set forth in Disclosure Statement.

I.   Corporate Action.

     On the Effective Date, the issuance of securities as provided in the Plan, the adoption of the Amended and Restated Hauser Certificate of Incorporation and Amended and Restated Hauser Bylaws pursuant to the Plan, the appointment of the Post-Confirmation Board and initial senior officers of Reorganized Hauser as specified in the Plan, and all other corporate actions called for by the Plan shall be deemed authorized and approved by virtue of entry of the Confirmation Order, in accordance with the Bankruptcy Code and without any requirement of further action by the stockholders or directors of the Debtors or Reorganized
Hauser.

J.   Method of Distribution Under the Plan.

     1.   In General.

     Distributions to the holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Claims in Classes 1 through 4, inclusive, and Class 6 shall be made by the Disbursing Agent. Distributions to the holders of Allowed Claims in Class 5 and Classes 7 through 9, inclusive, shall be made by the Creditor Trust Trustee. The distributions to the holders of Allowed Claims in Class 8, if any, shall be made by the party in possession of the collateral subject to such Allowed Claims. The distributions to the holders of Allowed Interests in Class 10 shall be made by Reorganized Hauser.

     2. Reserve for Disputed Claims and Estimated/Disputed Administrative Expenses.

     On the Effective Date or as soon thereafter as is practicable, the Creditor Trust Trustee shall establish the Claims Distribution Reserve on account of Disputed Claims and establish the Administrative Expense Reserve to hold the estimated amount of Administrative Expenses and on account of the Disputed Administrative Expenses. The Claims Distribution Reserve shall be held in trust for the benefit of the holders of Disputed Claims and the Administrative Expense Reserve shall be held in trust for the benefit of the holders of estimated Administrative Expenses and Disputed Administrative Expenses, as their respective interests may appear, pending determination of their respective entitlement thereto. No reserve shall be required for any Disputed Claim to the extent of any effective insurance coverage therefor. Any amounts held in the respective Reserves shall be distributed in accordance with the Plan by the Disbursing Agent to the holder of any Disputed Claim or the holder of any estimated Administrative Expense or Disputed Administrative Expense to the extent that such becomes an Allowed Claim or Allowed Administrative Expense pursuant to a Final Order. To the extent that a Disputed Administrative Expense or a Disputed Claim ultimately is disallowed or allowed in an amount less than the amount of the Disputed Administrative Expense or Disputed Claim, any resulting surplus in the respective Reserves shall be transferred from the respective Reserve to the Creditors Trust.

     3.   Manner of Payment Under the Plan.

     Any payment of Cash made by the Disbursing Agent or the Creditor Trust Trustee pursuant to the Plan or the Creditor Trust Agreement may be made either by check drawn on a domestic bank or by wire transfer from a domestic bank.

     4.   Setoffs.

     The Disbursing Agent or the Creditor Trust Trustee may, but shall not be required to, set off against any Claim, and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Disbursing Agent or the Creditor Trust Trustee of any such claim the Debtors may have against such holder.

     5.   Distribution of Unclaimed Property.

     Except as otherwise provided in the Plan, any distribution of property (Cash or otherwise) under the Plan by the Disbursing Agent which is unclaimed after one year following such distribution shall be transferred by the Disbursing Agent to the Creditor Trust.

     6.   De Minimis Distributions.

     No Cash payment of less than five dollars shall be made by the Disbursing Agent or the Creditor Trust Trustee. Any Cash payment of less than five dollars shall be held by the Disbursing Agent or the Creditor Trust Trustee until a subsequent distribution, if any, results in an aggregate Cash payment of over five dollars.

     7.   Record Date.

     On the Effective Date, the transfer ledgers for the Hauser Common Stock shall be closed, and there shall be no further changes in the holders of record of such securities. Reorganized Hauser shall not recognize any transfer of such securities occurring after the Effective Date, but shall instead be entitled to recognize and deal for all purposes with only those holders of record stated on the applicable transfer ledgers as of the Effective Date.

     8. Allocation of Consideration Distributed on Account of Allowed General Unsecured Claims.

     The distributions provided for the holders of Allowed Claims in Classes 5 through 9, inclusive, shall be allocated in full satisfaction and substitution of the principal amount of such Claims, exclusive of accrued interest.


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


     9.   Saturday, Sunday, or Legal Holiday.

     If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

K.   Allowance of Hauser Equity Interests.

     Each beneficial owner or holder of Hauser Common Stock of record as of the Effective Date shall be deemed to have an Allowed Class 10A Interest for the number of such shares of record and need not file a proof of interest with respect thereto, subject to the right of Reorganized Hauser to object to any Class 10A Interest. In the event any entity that is neither the record holder as of the Effective Date of Hauser Common Stock nor the beneficial owner with respect thereto shall file a proof of right to record status pursuant to Bankruptcy Rule 3003(d), such proof of right shall be disallowed.

L.   Resolution of Disputed Claims and Disputed Administrative Expenses.

     As of the Effective Date, the Creditor Trust Trustee shall be solely and exclusively responsible, on behalf of the Estates, for the investigation, administration, monitoring, implementing, litigating, and settling all Disputed Claims and Disputed Administrative Expenses. From and after the Effective Date, the Creditor Trust Trustee shall have the sole and exclusive right to make and file, and to prosecute, objections to Claims and to Administrative Expenses, including the right to settle disputes involving Disputed Claims and Disputed


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


Administrative Expenses in the face amount of $50,000 or less without the Court's approval. The Creditor Trust Trustee can select counsel (and experts, if required) to represent it in connection with objections to Claims and Administrative Expenses, and the Professional Persons retained by the Committee and the Debtors shall not be disqualified to act in such capacities after the Effective Date. All objections to Claims and Administrative Expenses shall be served upon the holder of the Claim or Administrative Expense to which the objection is made, on or before the later of (a) the one hundred twentieth day after the Effective Date, (b) the ninetieth day after proof of such Claim or request for payment of such Administrative Expense is filed, or (c) such other applicable period of limitation as may be fixed or extended by the Court.

M.   U.S. Trustee Fees.

     Any unpaid fees due under 28 U.S.C. ss. 1930(a)(6) to the U.S. Trustee from the Petition Date through the calendar quarter prior to the calendar quarter in which the Effective Date occurs, shall be paid on the Effective Date by the Disbursing Agent. Commencing with the calendar quarter in which the Effective Date occurs, the Creditor Trust Trustee shall pay to the U.S. Trustee such amounts as are required to be paid under 28 U.S.C. ss. 1930(a)(6).


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


                                       V.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Plan Structure A
----------------

A.   Assumption.

     Effective upon the Effective Date, the Debtors hereby assume all executory contracts and unexpired leases of the Debtors that (i) have not expired by their own terms before the Effective Date, (ii) have not been previously rejected during the pendency of these Bankruptcy Cases by operation of the Bankruptcy Code or Final Order or (iii) which are listed on the "Schedule of Rejected Contracts and Leases" attached hereto as Exhibit "C".

     Exhibit "D" attached hereto specifies the amount ("Cure Payment"), if any, that the Debtors believe must be tendered on the Effective Date, in order to provide compensation in accordance with Bankruptcy Code sections 365(b)(1)(A) and (B) with respect to any executory contract or unexpired lease being assumed on the Effective Date. To the extent an executory contract or unexpired lease is not on Exhibit "D", the Debtors believe that no Cure Payment is required with respect to the assumption of such contract or lease. The deadline for any objections to the assumption of any executory contract or unexpired lease or to Cure Payment proposed to be paid in connection with such assumption shall be the date for filing objections to the Plan, and no other objections shall be timely. In the event that any party to a contract or lease with the Debtors objects to the assumption of such contract or lease or to the proposed Cure Payment, such party must file with the


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


Court and serve upon counsel for the Debtors and the Committee a written objection and an accompanying declaration in support thereof specifying the objection to assumption and/or the amounts allegedly owing under Bankruptcy Code sections 365(b)(1)(A) and (B). Failure to timely file and serve such objection shall result in the determination that the Reorganized Debtors' assumption of the contract or lease is proper and that the tender of the Cure Payment, as specified in Exhibit "D", on the Effective Date, shall provide cure and compensation for any and all defaults and unpaid obligations under such assumed executory contract or unexpired lease. The Debtors reserve the right to respond to any objection filed by any party to an executory contract or unexpired lease under this paragraph and/or to reject any executory contract or unexpired lease or assume such contract or unexpired lease by complying with Bankruptcy Code section 365(b), if the other party to any executory contract or unexpired lease establishes that the Cure Payment is greater than the amount specified in Exhibit "D". To the extent the Debtors disagree with any objection filed by any party to an executory contract or unexpired lease under this paragraph, the Debtors will request that the Court declare that the Cure Payment is as stated by the Debtors, and any disputes shall be resolved by the Court.

     The Debtors may, up to and until the day before the Confirmation Hearing, add any contract or lease to Exhibit "C" and to delete any executory contract or unexpired lease from Exhibit "D" by filing with the Court an amended Exhibit "C" and/or Exhibit "D" and serving such amended Exhibit "C" Exhibit "C"


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


and/or Exhibit "D" on all parties affected thereby.

     Entry of the Confirmation Order shall constitute approval of the assumptions under the Plan pursuant to Bankruptcy Code section 365(a). All Cure Payments which may be required by Bankruptcy Code section 365(b)(1) shall be made on the Effective Date or as soon thereafter as is practicable or as may otherwise be agreed by the parties to any particular contracts or leases.

B.   Rejection.

     Effective upon the Effective Date, the Debtors hereby reject all executory contracts and unexpired leases that are listed on "Schedule of Rejected Contracts and Leases" attached hereto as Exhibit "C".

     All Allowed Claims arising from the rejection of executory contracts or unexpired leases, whether under the Plan or by separate proceeding, shall be treated as unsecured claims in the subclasses of Class 5 depending upon which Debtor was the party to the rejected contract or lease.

     All Claims arising from the rejection of executory contracts or unexpired leases, whether under the Plan or by separate proceeding, must be filed with the Court on or before such date as the Court has fixed or may fix by express order with respect to Claims arising from the rejection of specified executory contracts and unexpired leases, or, if no such date is or has been fixed, on or before the first Business Day which is at least 30 calendar days after the date of mailing of notice of entry of the Confirmation Order. Any such Claims which are not


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


filed within such time will be forever barred from assertion against the Debtors, their Estates, the Reorganized Debtors, and their respective property.

Plan Structure B
----------------

A.   Assumption.

     Effective upon the Effective Date, the Debtors hereby assume or assume and assign those executory contracts and unexpired leases that are listed in Exhibit "E" hereto.

     Exhibit "E" specifies the amount ("Cure Payment"), if any, that the Debtors believe must be tendered on the Effective Date, in order to provide compensation in accordance with Bankruptcy Code sections 365(b)(1)(A) and (B). The deadline for any objections to the assumption or the assumption and assignment of such contracts or leases or to the proposed Cure Payment amounts set forth in Exhibit "E" shall be the date for filing objections to the Plan, and no other objections to the assumption and/or assignment of such contracts or leases or to such Cure Payment amounts shall be timely. In the event that any party to a listed contract or lease objects to the assumption or the assumption and assignment or to the proposed Cure Payment, such party must file with the Court and serve upon counsel for the Debtors and the Committee a written objection and an accompanying declaration in support thereof specifying the objection to the assumption and/or assignment and/or to the amounts allegedly owing under Bankruptcy Code sections 365(b)(1)(A) and (B). Failure to timely file and serve such objection shall result in the determination that the assumption or assumption and assignment is proper and that the


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


tender of the Cure Payment, as specified in Exhibit "E", on the Effective Date, shall provide cure and compensation for any and all defaults and unpaid obligations under such assumed executory contract or unexpired lease. The Debtors reserve the right to respond to any objection filed by any party to an executory contract or unexpired lease under this paragraph and/or to reject any executory contract or unexpired lease or assume such contract or unexpired lease by complying with Bankruptcy Code section 365(b), if the other party to any executory contract or unexpired lease establishes that the Cure Payment is greater than the amount specified in Exhibit "E". To the extent the Debtors disagree with any objection filed by any party to an executory contract or unexpired lease under this paragraph, the Debtors will request that the Court declare that the Cure Payment is as stated by the Debtors, and any disputes shall be resolved by the Court.

     The Debtors may, up to and until the day before the Confirmation Hearing, delete any executory contract or unexpired lease from Exhibit "E" by filing with the Court an amended Exhibit "E" and serving such amended Exhibit "E" on all parties affected thereby.

     Entry of the Confirmation Order shall constitute approval of the assumptions under the Plan pursuant to Bankruptcy Code section 365(a). All Cure Payments which may be required by Bankruptcy Code section 365(b)(1) shall be made on the Effective Date or as soon thereafter as is practicable or as may otherwise be agreed by the parties to any particular contracts or leases.


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


B.   Rejection.

     Effective upon the Effective Date, the Debtors hereby reject all executory contracts and unexpired leases that exist between the Debtors and any other entity which have not previously been rejected, except the Debtors do not reject those executory contracts and unexpired leases (a) which are listed in Exhibit "E" hereto and assumed on the Effective Date, or (b) which are or have been specifically assumed, or assumed and assigned, by the Debtors with the approval of the Court by separate proceeding in the Chapter 11 Cases.

     All Allowed Claims arising from the rejection of executory contracts or unexpired leases, whether under the Plan or by separate proceeding, shall be treated as unsecured claims in the subclasses of Class 5 depending upon which Debtor was the party to the rejected contract or lease.

     All Claims arising from the rejection of executory contracts or unexpired leases, whether under the Plan or by separate proceeding, must be filed with the Court on or before such date as the Court has fixed or may fix by express order with respect to Claims arising from the rejection of specified executory contracts and unexpired leases, or, if no such date is or has been fixed, on or before the first Business Day which is at least 30 calendar days after the date of mailing of notice of entry of the Confirmation Order. Any such Claims which are not filed within such time will be forever barred from assertion against the Debtors, their Estates, the Reorganized Debtors, their respective property, and the Creditor Trust.


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


                                       VI.

                            EFFECTIVENESS OF THE PLAN

Plan Structure A
----------------

A.   Conditions Precedent.

     The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived by the Debtors: (1) the Confirmation Order shall have been entered on the docket of the Court for at least 10 days (as calculated in accordance with Bankruptcy Rule 9006(a)); (2) the Substantive Consolidation Litigation shall have been resolved in favor of the Debtors by entry of a Final Order; and (3) CRO, or substantially all of the assets of CRO, shall have been sold by the Debtors. Notwithstanding the above, the Plan shall not become effective under any condition with respect to Plan Structure A if the BIE Sale is consummated.

B.   Notice of Effective Date.

     As soon as practicable after the Effective Date has occurred, the Reorganized Debtors shall file with the Court and serve on the U.S. Trustee, counsel for the Committee, and those parties requesting special notice an informational notice specifying the Effective Date, as a matter of record.

Plan Structure B
----------------

A.   Conditions Precedent.

     The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived by the Debtors: (1) the Confirmation Order shall have been entered on the docket of the Court for at least 10 days (as calculated in accordance with Bankruptcy Rule 9006(a)); (2) the BIE Sale


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


shall have been closed and been consummated; and (3) CRO, or substantially all of the assets of CRO, shall have been sold by the Debtors.

B.   Notice of Effective Date.

     As soon as practicable after the Effective Date has occurred, the Creditor Trust Trustee shall file with the Court and serve on the U.S. Trustee, counsel for the Committee, and those parties requesting special notice an informational notice specifying the Effective Date, as a matter of record.

                                      VII.

                            RETENTION OF JURISDICTION

     Following the Confirmation Date, the Court shall retain jurisdiction of all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Bankruptcy Code sections 105(a) and 1142 and for, among other things, the following purposes:

          A. To hear and determine pending motions for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases, if any are pending as of the Effective Date, the determination of any Cure Payments related thereto, and the allowance or disallowance of Claims resulting therefrom;

          B. To determine any and all adversary proceedings, applications, motions, and contested matters, including any related to the Litigation Claims, instituted prior to the closing of the Chapter 11 Cases;

          C. To ensure that distributions to holders of Allowed Administrative Expenses, Allowed Claims, and


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


     Allowed Equity Interests are accomplished as provided herein;

          D. To hear and determine any objections to Administrative Expenses, to Claims, and to Equity Interests filed both before and after the Confirmation Date, and to allow or disallow any Disputed Administrative Expense or Disputed Claim, in whole or in part;

          E. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

          F. To issue orders in aid of execution of the Plan and to issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with this Plan or its execution or implementation by any entity;

          G. To consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in the Plan or any order of the Court, including, without limitation, the Confirmation Order;

          H. To hear and determine all applications for compensation and reimbursement of expenses of professionals under Bankruptcy Code sections 330, 331, and 503(b);

          I. To hear and determine any disputes arising in connection with the interpretation, implementation, execution, or enforcement of the Plan, the Confirmation Order, or any other order of the Court;

          J. To recover all assets of the Debtors and property of the Estates, wherever located;


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


          K. To hear and determine any matters concerning state, local, and federal taxes in accordance with Bankruptcy Code sections 346, 505, and 1146;

          L. To hear any other matter not inconsistent with the Bankruptcy Code;

          M. To the fullest extent authorized by applicable law, to hear and resolve any issue or dispute directly or indirectly arising from or related to the Creditor Trust, the Creditor Trust Assets, or the Creditor Trust Trustee;

          N. To hear any other matter deemed relevant to the consummation of the Plan and the administration of the Chapter 11 Cases, including, without limitation, any issues or disputes arising directly or indirectly or related to organization changes to the Reorganized Debtors that may be inconsistent with the Plan; and

          O. To enter a final decree closing the Chapter 11 Cases.

                                      VIII.

                        EFFECT OF CONFIRMATION/DISCHARGE/
                       INJUNCTION/lIMITATION OR LIABILITY

A.   Discharge of Debtors.

     The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction, discharge, and release of any and all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims whether before or after the Petition Date, against the Debtors and the Debtors in


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


Possession, or any of their respective assets or properties. Except as otherwise provided herein, (a) on the Effective Date, the Debtors shall be deemed discharged and released to the fullest extent permitted by Bankruptcy Code section 1141 from all Claims and Equity Interests, including, but not limited to, demands, liabilities, Claims and interests that arose before the Confirmation Date and all debts of the kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i), whether or not: (i) a proof of claim or proof of interest based on such debt or interest is filed or deemed filed pursuant to Bankruptcy Code section 501, (ii) a Claim or Equity Interest based on such debt or interest is Allowed pursuant to Bankruptcy Code section 502, or
(iii) the holder of a Claim or Equity Interest based on such debt or interest has accepted the Plan; and (b) all persons and entities shall be deemed precluded from asserting against the Reorganized Debtors, their successors, or their respective assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. The Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in Bankruptcy Code sections 524 and 1141, and such discharge shall void any judgment against the Debtors at any time obtained to the extent that it relates to a Claim discharged.

     In the event Plan Structure B is implemented, the discharge provided by this Section A shall only be available to Reorganized Hauser.


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


B.   Injunction.

     Except as otherwise provided in the Plan, the documents executed pursuant to the Plan, or the Confirmation Order, on and after the Effective Date, all persons and entities who have held, currently hold, or may hold a Claim, debt or other liability against or an interest in the Debtors shall be deemed permanently enjoined from taking any of the following actions on account of any such Claim, debt or other liability against or an interest in the Debtors: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, their successors, or their respective property; (b) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, their successors, or their respective property; (c) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors, their successors, or their respective property; and (d) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan or the Confirmation Order. Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

C.   No Liability for Solicitation or Participation.

     As specified in Bankruptcy Code section 1125(e), Persons that solicit acceptances or rejections of the Plan


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


and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

D.   Limitation of Liability.

     Neither the Debtors, nor the Reorganized Debtors, nor any of their respective employees, officers, directors, agents, or representatives, nor the Committee or its members, nor any professional persons employed by the Debtors, the Debtors in Possession, the Reorganized Debtors, or the Committee, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with or related to negotiating, formulating, implementing, or confirming the Plan, the Disclosure Statement, or any contract, instrument, security, release, or other agreement, instrument, or document created in connection with the Plan.

                                       IX.

                            MISCELLANEOUS PROVISIONS

A.   1146(c) Exemption.

     Pursuant to Bankruptcy Code section 1146(c) and this Plan, the sale of any assets of the Estates pursuant to the Plan or by the Creditors Trust shall not be taxed under any law imposing a stamp tax, recording tax, transfer tax or similar tax.


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


B.   Headings.

     Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

C.   Binding Effect.

     The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, holders of Claims, holders of Equity Interests, and their respective successors or assigns.

D.   Revocation or Withdrawal.

     1.   Right to Revoke.

     The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.

     2.   Effect of Withdrawal or Revocation.

     If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

E.   Governing Law.

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of California (without reference to its conflict of law rules) shall govern the construction and implementation of the Plan and any agreements, documents, and


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


instruments executed in connection with the Plan, unless otherwise specifically provided in such agreements, documents, or instruments.

F.   Withholding, Reporting, and Payment of Taxes.

     In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Disbursing Agent shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall report and pay taxes on the income of the Distribution Reserve and the Creditor Trust Assets as required by applicable law. In addition, to the extent required by applicable law, reported distributions from such reserves shall include all interest and investment income, if any, attributable to the Cash or property being distributed net of taxes which are, or are estimated to be, due and payable thereon.

G.   Other Documents and Actions.

     The Debtors or the Reorganized Debtors may execute such other documents and take such other actions as may be necessary or appropriate to effectuate the transactions contemplated under this Plan.

H.   Modification of the Plan.

     The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors, or any successor to the Debtors, may, upon order of the Court, amend or modify the Plan in accordance with


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


section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

I.   Notices.

     Any notice to the Debtors or Reorganized Debtors required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or
(c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

          Hauser, Inc.
          840 Apollo Street
          Suite 209
          El Segundo, CA 90245
          Attention: Kenneth C. Cleveland, President

     with a copy to:

          Stutman, Treister & Glatt
          Professional Corporation
          1901 Avenue of the Stars, 12th Floor
          Los Angeles, CA  90067
          Attention: Theodore B. Stolman

J.   Successors and Assigns.

     The rights, benefits, and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and assigns of such entity.

K.   Termination of Committee.

     As of the Effective Date, the Committee shall terminate and shall have no rights, responsibilities, powers, duties or authority.


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


                                       X.


                            REQUEST FOR CONFIRMATION

     The Debtors hereby request that the Court confirm the Plan pursuant to Bankruptcy Code section 1129(a), or, if necessary, pursuant to Bankruptcy Code section 1129(b).



DATED:  July 29, 2003                   Hauser, Inc.,
                                        a Delaware corporation

                                        By /s/ Kenneth C. Cleveland
                                           ------------------------------
                                           Kenneth C. Cleveland
                                           President


DATED:  July 29, 2003                   Botanicals International Extracts, Inc.,
                                        a Delaware corporation

                                        By /s/ Kenneth C. Cleveland
                                           ------------------------------
                                           Kenneth C. Cleveland
                                           President


DATED:  July 29, 2003                   Hauser Technical Services, Inc.,
                                        a Delaware corporation

                                        By /s/ Kenneth C. Cleveland
                                           ------------------------------
                                           Kenneth C. Cleveland
                                           President


DATED:  July 29, 2003                   ZetaPharm, Inc.,
                                        a New York corporation

                                        By /s/ Kenneth C. Cleveland
                                           ------------------------------
                                           Kenneth C. Cleveland
                                           President


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


Submitted By:



/s/ Theodore B. Stolman
------------------------------
THEODORE B. STOLMAN
JEFFREY A. RESLER, and
CHRISTINE M. PAJAK, Members of
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
Bankruptcy Counsel for Debtor
and Debtor in Possession


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


List of Omitted Exhibits
------------------------

Exhibit "A" - Form of Proposed Asset Purchase Agreement

Exhibit "B" - Deferred Priority tax Claims

Exhibit "C" - Schedule of Rejected Contracts and Leases (Plan Structure A)

Exhibit "D" - Schedule of Cure Amounts (Plan Structure A)

Exhibit "E" - Schedule of Assumed Contracts and Leases and Cure Amounts (Plan
              Structure B)